UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 8, 2008

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

On July 8, 2008, the Board of Directors of Cummins Inc. approved an increase in the quarterly cash dividend on its Common Stock from 12.5 cents per share to 17.5 cents per share.  A copy of the press release related to the increase is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Press Release dated July 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2008

CUMMINS INC.
/s/ Marsha L. Hunt Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release
July 8, 2008

Cummins Inc. increases dividend by 40 percent

Columbus, IND. - The Cummins Inc. (NYSE: CMI) Board of Directors today increased the Company's quarterly cash dividend on common stock by 40 percent to 17.5 cents per share, up from 12.5 cents per share. The dividend is payable on Sept. 2, 2008 to shareholders of record on August 22.

"The Company continues to perform well, despite significant economic challenges, and we wanted to reward our shareholders' continued confidence in Cummins," said Tim Solso, Cummins Chairman and Chief Executive Officer. "Today's actions are indicative of the Board's continued confidence in the Company's ability to grow profitably and generate strong cash flow."

The dividend increase is the Company's third since July 2006. During that time, Cummins has increased its dividend rate by 133 percent on a split-adjusted basis.  From 2003 to 2007, Cummins produced an average annual shareholder return of 58 percent - ninth best among the Fortune 500 during that period.

 About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in approximately 190 countries and territories through a network of more than 500 company-owned and independent distributor locations and approximately 5,200 dealer locations. Cummins reported net income of $739 million on sales of $13.05 billion in 2007. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.